The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 29, 2024

Citigroup Global Markets Holdings Inc.	October-- -, 2024 Medium-Term Senior Notes, Series N Pricing Supplement No. 2024-USNCH[ ] Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270327 and 333-270327-01

Market-Linked Securities Linked to the Best Performing of Two Baskets Due November 4, 2027

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than or equal to the stated principal amount, depending on the performance of the best performing of the two baskets specified below.
▪	If the best performing basket appreciates from its initial basket value to its final basket value, you will receive a positive return at maturity equal to that appreciation, subject to the maximum return at maturity specified below. However, if the best performing basket remains the same or depreciates from its initial basket value to its final basket value, you will be repaid the stated principal amount of your securities at maturity but will not receive any return on your investment. Even if the best performing basket appreciates from its initial basket value to its final basket value, so that you do receive a positive return at maturity, there is no assurance that your total return at maturity on the securities will compensate you for the effects of inflation or be as great as the yield you could have achieved on a conventional debt security of ours of comparable maturity.
▪	In exchange for the possibility of a positive return at maturity based on the performance of the best performing basket and repayment of the principal amount even if the best performing basket depreciates, investors in the securities must be willing to forgo (i) any return on the securities in excess of the maximum return at maturity and (ii) dividends and distributions on the basket components over the term of the securities.
▪	In order to obtain the modified exposure to the baskets that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.
KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Baskets:	The securities are linked to the best performing of the two baskets described on the next page. We refer to these baskets as “Basket A” and “Basket B.” Basket A is an unequally weighted basket of six ETFs and Basket B is an unequally weighted basket of seven ETFs. See the next page for the list of basket components and their respective weightings in each basket.
Stated principal amount:	$1,000 per security
Pricing date:	October 31, 2024
Issue date:	November 5, 2024
Valuation date:	November 1, 2027, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:	November 4, 2027
Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity, you will receive a payment determined as follows:

•    If the final basket value of the best performing basket is greater than its initial basket value:

$1,000 + ($1,000 × the upside participation rate × the basket return of the best performing basket), subject to the maximum return at maturity

•    If the final basket value of the best performing basket is less than or equal to its initial basket value:

$1,000

Best performing basket:	The basket with the highest basket return
Basket return:	For each basket: (final basket value – initial basket value) / initial basket value
Maximum return at maturity:	$480.00 per security (48.00% of the stated principal amount). The payment at maturity per security will not exceed the stated principal amount plus the maximum return at maturity.
Initial basket value:	For each basket: 100
Final basket value:	For each basket: 100 × (1 + the sum of the weighted component returns of the basket components for that basket)
Weighted component return:	For each basket and basket component, the weighting of that basket component in that basket multiplied by the component return of that basket component
Component return:	For each basket component: (final component value – initial component value) / initial component value
Final component value:	For each basket component, the closing value of that basket component on the valuation date
Upside participation rate:	100%
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17333AUH0 / US17333AUH03
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	—	$1,000.00
Total:	$—	$

(Key Terms continued on next page)

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $850.00 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-10.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Product Supplement No. EA-03-09 dated March 7, 2023      Prospectus Supplement and Prospectus each dated March 7, 2023

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

KEY TERMS (continued)
Initial component values:	Basket Component	Initial Component Value*
	The Communication Services Select Sector SPDR® Fund	$
	The Consumer Staples Select Sector SPDR® Fund	$
	The Energy Select Sector SPDR® Fund	$
	The Global X U.S. Infrastructure Development ETF	$
	The Health Care Select Sector SPDR® Fund	$
	The Invesco QQQ Trust℠, Series 1	$
	The iShares® 20+ Year Treasury Bond ETF	$
	The iShares® Global Clean Energy ETF	$
	The iShares® U.S. Real Estate ETF	$
	The iShares® U.S. Aerospace & Defense ETF	$

*The initial component value for each basket component will be its closing value on the pricing date

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity. These events, including market disruption events and other events affecting the basket components, and their consequences are described in the accompanying product supplement in the section “Description of the Notes.” It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Closing Value. The closing value of each basket component on any date is its closing price on that date, as described in the accompanying product supplement.

The Baskets

Basket A

Basket Component	Basket Component Weighting
The Consumer Staples Select Sector SPDR® Fund	15.00%
The Global X U.S. Infrastructure Development ETF	7.00%
The Health Care Select Sector SPDR® Fund	15.00%
The Invesco QQQ Trust℠, Series 1	8.00%
The iShares® 20+ Year Treasury Bond ETF	48.00%
The iShares® Global Clean Energy ETF	7.00%

Basket B

Basket Component	Basket Component Weighting
The Communication Services Select Sector SPDR® Fund	8.00%
The Energy Select Sector SPDR® Fund	7.00%
The Global X U.S. Infrastructure Development ETF	7.00%
The Invesco QQQ Trust℠, Series 1	8.00%
The iShares® 20+ Year Treasury Bond ETF	40.00%
The iShares® U.S. Real Estate ETF	15.00%
The iShares® U.S. Aerospace & Defense ETF	15.00%

PS-2

Citigroup Global Markets Holdings Inc.

Payout Diagram

The diagram below illustrates your payment at maturity for a range of hypothetical basket returns of the best performing basket.

Investors in the securities will not receive any dividends or distributions with respect to the basket components. The examples below do not show any effect of lost dividend or distribution yield over the term of the securities. See “Summary Risk Factors—You will not receive or benefit from dividends or distributions paid with respect to the basket components over the term of the securities” below.

Market-Linked Securities Payment at Maturity Diagram

■ The Securities	■ The Best Performing Basket

PS-3

Citigroup Global Markets Holdings Inc.

Hypothetical Examples

The examples below illustrate how to determine the payment at maturity on the securities, assuming the various hypothetical component returns for the basket components indicated below. The examples are solely for illustrative purposes, show only a limited number of possible outcomes and are not a prediction of what the actual payment at maturity on the securities will be. The actual payment at maturity will depend on the actual component return of each basket component.

Example 1—Upside Scenario A. Based on the hypothetical component returns of the basket components indicated below, the basket return of each basket would be calculated as follows.

Basket A

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
The Consumer Staples Select Sector SPDR® Fund	15.00%	10.00%	1.50%
The Global X U.S. Infrastructure Development ETF	7.00%	0.00%	0.00%
The Health Care Select Sector SPDR® Fund	15.00%	2.00%	0.30%
The Invesco QQQ Trust℠, Series 1	8.00%	-5.00%	-0.40%
The iShares® 20+ Year Treasury Bond ETF	48.00%	5.00%	2.40%
The iShares® Global Clean Energy ETF	7.00%	10.00%	0.70%
Sum of hypothetical weighted component returns:			4.50%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			104.50
Basket return = (final basket value – initial basket value) / initial basket value:			4.50%
(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

Basket B

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
The Communication Services Select Sector SPDR® Fund	8.00%	10.00%	0.80%
The Energy Select Sector SPDR® Fund	7.00%	5.00%	0.35%
The Global X U.S. Infrastructure Development ETF	7.00%	0.00%	0.00%
The Invesco QQQ Trust℠, Series 1	8.00%	-5.00%	-0.40%
The iShares® 20+ Year Treasury Bond ETF	40.00%	5.00%	2.00%
The iShares® U.S. Real Estate ETF	15.00%	-10.00%	-1.50%
The iShares® U.S. Aerospace & Defense ETF	15.00%	10.00%	1.50%
Sum of hypothetical weighted component returns:			2.75%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			102.75
Basket return = (final basket value – initial basket value) / initial basket value:			2.75%
(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

In this example, Basket A is the best performing basket. Since the final basket value of the best performing basket is greater than its initial basket value, the payment at maturity would be calculated as follows:

Payment at maturity per security	=	$1,000 + ($1,000 × the upside participation rate × the basket return of the best performing basket), subject to the maximum return at maturity
	=	$1,000 + ($1,000 × 100% × 4.50%), subject to the maximum return at maturity
	=	$1,000 + $45.00, subject to the maximum return at maturity
	=	$1,045.00

In this example, your total return at maturity would equal the appreciation of the best performing basket multiplied by the upside participation rate.

PS-4

Citigroup Global Markets Holdings Inc.

Example 2—Upside Scenario B. Based on the hypothetical component returns of the basket components indicated below, the basket return of each basket would be calculated as follows.

Basket A

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
The Consumer Staples Select Sector SPDR® Fund	15.00%	20.00%	3.00%
The Global X U.S. Infrastructure Development ETF	7.00%	15.00%	1.05%
The Health Care Select Sector SPDR® Fund	15.00%	20.00%	3.00%
The Invesco QQQ Trust℠, Series 1	8.00%	25.00%	2.00%
The iShares® 20+ Year Treasury Bond ETF	48.00%	15.00%	7.20%
The iShares® Global Clean Energy ETF	7.00%	10.00%	0.70%
Sum of hypothetical weighted component returns:			16.95%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			116.95
Basket return = (final basket value – initial basket value) / initial basket value:			16.95%

(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

Basket B

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
The Communication Services Select Sector SPDR® Fund	8.00%	10.00%	0.80%
The Energy Select Sector SPDR® Fund	7.00%	25.00%	1.75%
The Global X U.S. Infrastructure Development ETF	7.00%	15.00%	1.05%
The Invesco QQQ Trust℠, Series 1	8.00%	25.00%	2.00%
The iShares® 20+ Year Treasury Bond ETF	40.00%	15.00%	6.00%
The iShares® U.S. Real Estate ETF	15.00%	30.00%	4.50%
The iShares® U.S. Aerospace & Defense ETF	15.00%	40.00%	6.00%
Sum of hypothetical weighted component returns:			22.10%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			122.10
Basket return = (final basket value – initial basket value) / initial basket value:			22.10%

(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

In this example, Basket B is the best performing basket. Since the final basket value of the best performing basket is greater than its initial basket value, the payment at maturity would be calculated as follows:

Payment at maturity per security	=	$1,000 + ($1,000 × the upside participation rate × the basket return of the best performing basket), subject to the maximum return at maturity
	=	$1,000 + ($1,000 × 100% × 22.10%), subject to the maximum return at maturity
	=	$1,000 + $221.00, subject to the maximum return at maturity
	=	$1,221.00

In this example, your total return at maturity would equal the appreciation of the best performing basket multiplied by the upside participation rate.

PS-5

Citigroup Global Markets Holdings Inc.

Example 3—Upside Scenario C. Based on the hypothetical component returns of the basket components indicated below, the basket return of each basket would be calculated as follows.

Basket A

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
The Consumer Staples Select Sector SPDR® Fund	15.00%	55.00%	8.25%
The Global X U.S. Infrastructure Development ETF	7.00%	30.00%	2.10%
The Health Care Select Sector SPDR® Fund	15.00%	35.00%	5.25%
The Invesco QQQ Trust℠, Series 1	8.00%	20.00%	1.60%
The iShares® 20+ Year Treasury Bond ETF	48.00%	75.00%	36.00%
The iShares® Global Clean Energy ETF	7.00%	50.00%	3.50%
Sum of hypothetical weighted component returns:			56.70%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			156.70
Basket return = (final basket value – initial basket value) / initial basket value:			56.70%

(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

Basket B

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
The Communication Services Select Sector SPDR® Fund	8.00%	10.00%	0.80%
The Energy Select Sector SPDR® Fund	7.00%	25.00%	1.75%
The Global X U.S. Infrastructure Development ETF	7.00%	30.00%	2.10%
The Invesco QQQ Trust℠, Series 1	8.00%	20.00%	1.60%
The iShares® 20+ Year Treasury Bond ETF	40.00%	45.00%	18.00%
The iShares® U.S. Real Estate ETF	15.00%	5.00%	0.75%
The iShares® U.S. Aerospace & Defense ETF	15.00%	40.00%	6.00%
Sum of hypothetical weighted component returns:			31.00%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			131.00
Basket return = (final basket value – initial basket value) / initial basket value:			31.00%

(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

In this example, Basket A is the best performing basket. Since the final basket value of the best performing basket is greater than its initial basket value, the payment at maturity would be calculated as follows:

Payment at maturity per security	=	$1,000 + ($1,000 × the upside participation rate × the basket return of the best performing basket), subject to the maximum return at maturity
	=	$1,000 + ($1,000 × 100% × 56.70%), subject to the maximum return at maturity
	=	$1,000 + $567.00, subject to the maximum return at maturity
	=	$1,480.00

In this example, the appreciation of the best performing basket multiplied by the upside participation rate exceeds the maximum return at maturity. As a result, your total return at maturity would be limited to the maximum return at maturity, and an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the best performing basket without a maximum return.

PS-6

Citigroup Global Markets Holdings Inc.

Example 4—Upside Scenario D. Based on the hypothetical component returns of the basket components indicated below, the basket return of each basket would be calculated as follows.

Basket A

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
The Consumer Staples Select Sector SPDR® Fund	15.00%	40.00%	6.00%
The Global X U.S. Infrastructure Development ETF	7.00%	40.00%	2.80%
The Health Care Select Sector SPDR® Fund	15.00%	35.00%	5.25%
The Invesco QQQ Trust℠, Series 1	8.00%	50.00%	4.00%
The iShares® 20+ Year Treasury Bond ETF	48.00%	25.00%	12.00%
The iShares® Global Clean Energy ETF	7.00%	10.00%	0.70%
Sum of hypothetical weighted component returns:			30.75%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			130.75
Basket return = (final basket value – initial basket value) / initial basket value:			30.75%

(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

Basket B

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
The Communication Services Select Sector SPDR® Fund	8.00%	30.00%	2.40%
The Energy Select Sector SPDR® Fund	7.00%	50.00%	3.50%
The Global X U.S. Infrastructure Development ETF	7.00%	40.00%	2.80%
The Invesco QQQ Trust℠, Series 1	8.00%	50.00%	4.00%
The iShares® 20+ Year Treasury Bond ETF	40.00%	55.00%	22.00%
The iShares® U.S. Real Estate ETF	15.00%	70.00%	10.50%
The iShares® U.S. Aerospace & Defense ETF	15.00%	65.00%	9.75%
Sum of hypothetical weighted component returns:			54.95%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			154.95
Basket return = (final basket value – initial basket value) / initial basket value:			54.95%

(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

In this example, Basket B is the best performing basket. Since the final basket value of the best performing basket is greater than its initial basket value, the payment at maturity would be calculated as follows:

Payment at maturity per security	=	$1,000 + ($1,000 × the upside participation rate × the basket return of the best performing basket), subject to the maximum return at maturity
	=	$1,000 + ($1,000 × 100% × 54.95%), subject to the maximum return at maturity
	=	$1,000 + $549.50, subject to the maximum return at maturity
	=	$1,480.00

In this example, the appreciation of the best performing basket multiplied by the upside participation rate exceeds the maximum return at maturity. As a result, your total return at maturity would be limited to the maximum return at maturity, and an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the best performing basket without a maximum return.

PS-7

Citigroup Global Markets Holdings Inc.

Example 5—Par Scenario A. Based on the hypothetical component returns of the basket components indicated below, the basket return of each basket would be calculated as follows.

Basket A

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
The Consumer Staples Select Sector SPDR® Fund	15.00%	-20.00%	-3.00%
The Global X U.S. Infrastructure Development ETF	7.00%	-30.00%	-2.10%
The Health Care Select Sector SPDR® Fund	15.00%	-10.00%	-1.50%
The Invesco QQQ Trust℠, Series 1	8.00%	-20.00%	-1.60%
The iShares® 20+ Year Treasury Bond ETF	48.00%	-30.00%	-14.40%
The iShares® Global Clean Energy ETF	7.00%	-50.00%	-3.50%
Sum of hypothetical weighted component returns:			-26.10%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			73.90
Basket return = (final basket value – initial basket value) / initial basket value:			-26.10%

(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

Basket B

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
The Communication Services Select Sector SPDR® Fund	8.00%	-10.00%	-0.80%
The Energy Select Sector SPDR® Fund	7.00%	-25.00%	-1.75%
The Global X U.S. Infrastructure Development ETF	7.00%	-30.00%	-2.10%
The Invesco QQQ Trust℠, Series 1	8.00%	-20.00%	-1.60%
The iShares® 20+ Year Treasury Bond ETF	40.00%	-30.00%	-12.00%
The iShares® U.S. Real Estate ETF	15.00%	-40.00%	-6.00%
The iShares® U.S. Aerospace & Defense ETF	15.00%	-40.00%	-6.00%
Sum of hypothetical weighted component returns:			-30.25%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			69.75
Basket return = (final basket value – initial basket value) / initial basket value:			-30.25%

(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

In this example, Basket A is the best performing basket. Since the final basket value of the best performing basket is less than its initial basket value, the payment at maturity per security would equal the $1,000 stated principal amount per security and you would not receive any positive return on your investment.

PS-8

Citigroup Global Markets Holdings Inc.

Example 6—Par Scenario B. Based on the hypothetical component returns of the basket components indicated below, the basket return of each basket would be calculated as follows.

Basket A

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
The Consumer Staples Select Sector SPDR® Fund	15.00%	-70.00%	-10.50%
The Global X U.S. Infrastructure Development ETF	7.00%	-80.00%	-5.60%
The Health Care Select Sector SPDR® Fund	15.00%	-50.00%	-7.50%
The Invesco QQQ Trust℠, Series 1	8.00%	-60.00%	-4.80%
The iShares® 20+ Year Treasury Bond ETF	48.00%	-65.00%	-31.20%
The iShares® Global Clean Energy ETF	7.00%	-80.00%	-5.60%
Sum of hypothetical weighted component returns:			-65.20%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			34.80
Basket return = (final basket value – initial basket value) / initial basket value:			-65.20%

(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

Basket B

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
The Communication Services Select Sector SPDR® Fund	8.00%	-60.00%	-4.80%
The Energy Select Sector SPDR® Fund	7.00%	-65.00%	-4.55%
The Global X U.S. Infrastructure Development ETF	7.00%	-80.00%	-5.60%
The Invesco QQQ Trust℠, Series 1	8.00%	-60.00%	-4.80%
The iShares® 20+ Year Treasury Bond ETF	40.00%	-65.00%	-26.00%
The iShares® U.S. Real Estate ETF	15.00%	-50.00%	-7.50%
The iShares® U.S. Aerospace & Defense ETF	15.00%	-70.00%	-10.50%
Sum of hypothetical weighted component returns:			-63.75%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			36.25
Basket return = (final basket value – initial basket value) / initial basket value:			-63.75%

(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

In this example, Basket B is the best performing basket. Since the final basket value of the best performing basket is less than its initial basket value, the payment at maturity per security would equal the $1,000 stated principal amount per security and you would not receive any positive return on your investment.

PS-9

Citigroup Global Markets Holdings Inc.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the basket components. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Notes” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may not receive any return on your investment in the securities. You will receive a positive return on your investment in the securities only if the best performing basket appreciates from its initial basket value to its final basket value. If the final basket value of the best performing basket is less than or equal to its initial basket value, you will receive only the stated principal amount of $1,000 for each security you hold at maturity. As the securities do not pay any interest, even if the best performing basket appreciates from its initial basket value to its final basket value, there is no assurance that your total return on the securities will be as great as could have been achieved on our conventional debt securities of comparable maturity.

▪	Although the securities provide for the repayment of the stated principal amount at maturity, you may nevertheless suffer a loss on your investment in real value terms if the best performing basket declines or does not appreciate sufficiently from its initial basket value to its final basket value. This is because inflation may cause the real value of the stated principal amount to be less at maturity than it is at the time you invest, and because an investment in the securities represents a forgone opportunity to invest in an alternative asset that does generate a positive real return. This potential loss in real value terms is significant given the term of the securities. You should carefully consider whether an investment that may not provide for any return on your investment, or may provide a return that is lower than the return on alternative investments, is appropriate for you.

▪	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the maximum return at maturity, even if the best performing basket appreciates by significantly more than the maximum return at maturity. If the best performing basket appreciates by more than the maximum return at maturity, the securities will underperform an alternative investment providing 1-to-1 exposure to the performance of the best performing basket. When lost dividends are taken into account, the securities may underperform an alternative investment providing 1-to-1 exposure to the performance of the best performing basket even if the best performing basket appreciates by less than the maximum return at maturity.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	You will not receive dividends or have any other rights with respect to the basket components. You will not receive any dividends with respect to the basket components or the stocks held by the basket components. This lost dividend yield may be significant over the term of the securities. The payment scenarios described in this pricing supplement do not show any effect of such lost dividend yield over the term of the securities. In addition, you will not have voting rights or any other rights with respect to the basket components or the stocks held by the basket components.

▪	The best performing basket may perform poorly and may not significantly outperform the worst performing basket. Although the payment at maturity on the securities will be based on the performance of the best performing basket, that basket may nevertheless have poor performance. Both baskets may experience significant declines, and the fact that the securities are linked to the best performing basket does not mean that you will receive a payment at maturity that is greater than your principal amount. Moreover, the best performing basket may not significantly outperform the worst performing basket. There is significant overlap between the basket components of each Basket. In particular, the Global X U.S. Infrastructure Development ETF represents 7% of the basket component weighting of each Basket, the Invesco QQQ Trust℠, Series 1 represents 8% of the basket component weighting of each Basket and the iShares® 20+ Year Treasury Bond ETF constitutes 48% and 40% of the basket component weighting of Basket A and Basket B, respectively. These weightings will increase the correlation of the performance of the Baskets. The more highly correlated the basket components, the more similar the performances of the baskets are likely to be. There is no assurance that having exposure to the best performing basket will provide a meaningful benefit relative to having exposure to only one basket or the other.

▪	Your payment at maturity depends on the closing values of the basket components on a single day. Because your payment at maturity depends on the closing values of the basket components solely on the valuation date, you are subject to the risk that the closing values on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the basket components or in another instrument linked to the basket components that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of the closing values of the basket components throughout the term of the securities, you might have achieved better returns.

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▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	An investment in the securities is not a diversified investment. The fact that the securities are linked to the best performing of two baskets does not mean that the securities represent a diversified investment. The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. No amount of diversification that may be represented by the basket components will offset the risk that we may default on our obligations and Citigroup Inc. may default on its guarantee obligations under the terms of the securities.

▪	The basket components may offset each other. The performances of the basket components may not be correlated with each other. If some basket components appreciate and others depreciate, the appreciation of the appreciating basket components may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the value of the other basket components. The overall performance of either basket may therefore be less than it would have been had it included only a subset of the basket components. Because the basket components represent a number of different asset classes, there is a significant risk that at least some basket components will perform poorly, dragging down overall basket performance even if other basket components perform well.

▪	The basket components may be highly correlated in decline. The performances of the basket components may become highly correlated during periods of declining prices. This may occur because of events that have broad effects on markets generally or on the markets that the basket components track. If the basket components become correlated in decline, the depreciation of some basket components will not be offset by the performance of the other basket components and, in fact, each basket component may contribute to an overall decline from the initial basket value of a basket to its final basket value.

▪	The allocations within the baskets may not be optimal. Each basket represents a particular allocation to the equity and bond asset classes and to particular basket components within each of those asset classes. These allocations may not be optimal allocations, and the particular basket components included in the baskets and their respective weightings may not be representative of the asset classes to which they belong. Moreover, there are many asset classes that are not represented in the baskets. If the baskets had different asset class allocations or weightings within asset classes or included different asset classes or underlyings within asset classes, the securities might have achieved significantly better returns. Our offering of the securities is not a recommendation of these allocations or asset classes. You should make your own independent determination about whether to obtain the exposure to the baskets that the securities offer.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	Sale of the securities prior to maturity may result in a loss of principal. You will be entitled to receive at least the full stated principal amount of your securities, subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., only if you hold the securities to maturity. The value of the securities may fluctuate during the term of the securities, and if you are able to sell your securities prior to maturity, you may receive less than the full stated principal amount of your securities.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (ii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the basket components, dividend and distribution yields with respect to the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should

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not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing values of the basket components, the volatility of and correlation between the closing values of the basket components, the dividend and distribution yields on the basket components, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Notes—Risk Factors Relating to All Notes—The value of your notes prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing values of the basket components may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The Communication Services Select Sector SPDR® Fund is subject to risks associated with the communication services sector. All or substantially all of the equity securities held by the Communication Services Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the communication services sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Communication services companies are particularly vulnerable to the potential obsolescence of products and services due to technological advancement and the innovation of competitors. Companies in the communication services sector may also be affected by other competitive pressures, such as pricing competition, as well as research and development costs, substantial capital requirements and government regulation. Additionally, fluctuating domestic and international demand, shifting demographics and often unpredictable changes in consumer tastes can drastically affect a communication services company’s profitability. While all companies may be susceptible to network security breaches, certain companies in the communication services sector may be particular targets of hacking and potential theft of proprietary or consumer information or disruptions in service, which could have a material adverse effect on their businesses. These factors could affect the communication services sector and could affect the value of the equity securities held by the Communication Services Select Sector SPDR® Fund and the price of the Communication Services Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.

▪	The Consumer Staples Select Sector SPDR® Fund is subject to risks associated with the consumer staples sector. The stocks held by the Consumer Staples Select Sector SPDR® Fund are generally concentrated in the consumer staples sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. Consumer staples companies are subject to government regulation affecting their products, which may negatively

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impact their performance. For instance, government regulations may affect the permissibility of using various food additives and production methods, which could affect company profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation. Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending.

▪	The Energy Select Sector SPDR® Fund is subject to concentrated risks associated with the energy sector. The stocks included in the index underlying the Energy Select Sector SPDR® Fund and that are generally tracked by the Energy Select Sector SPDR® Fund are stocks of companies whose primary business is directly associated with the energy sector, including the following two sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the securities are linked to the performance of the Energy Select Sector SPDR® Fund, an investment in the securities exposes investors to concentrated risks associated with investments in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating conditions of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates; weather conditions; the cost of exploring for, producing and delivering oil and gas; technological advances affecting energy efficiency and energy consumption; the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil; currency fluctuations; inflation; natural disasters; civil unrest, acts of sabotage or terrorism; and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪	The Global X U.S. Infrastructure Development ETF is subject to risks associated with the industrial sector and infrastructure development companies. The stocks held by the Global X U.S. Infrastructure Development ETF are generally concentrated in infrastructure development companies, including companies involved in construction, engineering, production of raw materials, production and distribution of heavy construction equipment and industrial transportation. General risks of infrastructure development companies include the general state of the economy, intense competition, consolidation, domestic and international politics, and excess capacity. In addition, infrastructure development companies may also be significantly affected by overall capital spending levels (including both private and public sector spending), economic cycles, technical obsolescence, delays in modernization, labor relations and government relations. Some infrastructure development companies may rely heavily on local, state or national government contracts, and are therefore subject to higher degrees of political risk and could be negatively impacted by changes in government policies or a deterioration in government balance sheets in the future. The customers and/or suppliers of infrastructure development companies may be concentrated in a particular country, region or industry. Any adverse event affecting one or these countries, regions or industries could have a negative impact on infrastructure development companies. Through its portfolio companies’ customers and suppliers, the Global X U.S. Infrastructure Development ETF is specifically exposed to North American economic risk.

Additionally, the Global X U.S. Infrastructure Development ETF is concentrated in the industrial sector. Among other things, companies in the industrial sector are subject to fluctuations in supply and demand for their specific product or service. The products of manufacturing companies may face product obsolescence due to rapid technological developments. Government regulation, world events and economic conditions affect the performance of companies in the industrials sector. Companies also may be adversely affected by environmental damage and product liability claims. Companies in the industrial sector face increased risk from trade agreements between countries that develop these technologies and countries in which customers of these technologies are based. Lack of resolution or potential imposition of trade tariffs may hinder on the companies’ ability to successfully deploy their inventories.

▪	The Health Care Select Sector SPDR® Fund is subject to risks associated with the health care sector. All or substantially all of the securities held by the Health Care Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the health care sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Companies in the health care sector are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of health care through outpatient services. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and

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development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market. These factors could affect the health care sector and could affect the value of the securities held by the Health Care Select Sector SPDR® Fund and the value of the Health Care Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.

▪	The iShares® 20+ Year Treasury Bond ETF is subject to significant risks, including interest rate-related and credit-related risks.The iShares® 20+ Year Treasury Bond ETF invests in U.S. dollar-denominated fixed-income securities. The performance of the iShares® 20+ Year Treasury Bond ETF that is measured for purposes of the securities will only reflect changes in the market prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF and will not reflect interest payments on these bonds. As a result, the performance of the iShares® 20+ Year Treasury Bond ETF that is measured for purposes of the securities will be less, and perhaps significantly less, than the return that would be realized by a direct investor in the iShares® 20+ Year Treasury Bond ETF. The market prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuers of these bonds.

In general, the value of bonds is significantly affected by changes in current market interest rates. As interest rates rise, the prices of bonds, including those held by the iShares® 20+ Year Treasury Bond ETF, are likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. The iShares® 20+ Year Treasury Bond ETF holds U.S. Treasury securities with a remaining maturity of more than 20 years and as a result will be particularly sensitive to interest rate changes. As a result, rising interest rates may cause the value of the bonds held by the iShares® 20+ Year Treasury Bond ETF and the value of the underlying to decline, possibly significantly.

Interest rates are subject to volatility due to a variety of factors, including:

o	sentiment regarding underlying strength in the U.S. economy and global economies;

o	expectations regarding the level of price inflation;

o	sentiment regarding credit quality in the U.S. and global credit markets;

o	central bank policies regarding interest rates; and

o	the performance of U.S. and foreign capital markets.

In addition, the prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF are significantly influenced by the creditworthiness of the issuers of those bonds. The issuers of the bonds held by the iShares® 20+ Year Treasury Bond ETF may have their credit ratings downgraded or credit spreads may widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of the bonds may suffer significant and rapid price declines. These events may affect only a few or a large number of bonds.

▪	The iShares® Global Clean Energy ETF is subject to risks associated with non-U.S. markets. Investments linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪	The iShares® Global Clean Energy ETF is subject to concentrated risks associated with the clean energy sector. All or substantially all of the stocks held by the iShares® Global Clean Energy ETF are issued by companies whose primary line of business is directly associated with the clean energy sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Clean energy companies may be highly dependent upon government subsidies, contracts with government entities and the successful development of new and proprietary technologies. In addition, seasonal weather conditions, fluctuations in the supply of and demand for clean energy products, changes in energy prices and international political events may cause fluctuations in the performance of clean energy companies and the prices of their securities. These factors could affect the clean energy sector and could affect the value of the stocks held by the iShares® Global Clean Energy ETF and the price of the iShares® Global Clean Energy ETF during the term of the securities, which may adversely affect the value of your securities.

▪	Fluctuations in exchange rates will affect the closing value of the iShares® Global Clean Energy ETF. Because the iShares® Global Clean Energy ETF includes securities that trade outside the United States and the price of the underlying shares of the iShares® Global Clean Energy ETF is based on the U.S. dollar value of those securities, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to the relevant country, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each

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applicable region. An investor’s net exposure will depend on the extent to which the currencies of the applicable countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the securities held by the iShares® Global Clean Energy ETF, the price of the underlying shares of the iShares® Global Clean Energy ETF will be adversely affected for that reason alone and your return on the securities may be reduced. Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the applicable countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the applicable countries and the United States and other countries important to international trade and finance.

▪	The iShares® U.S. Real Estate ETF is subject to risks associated with real estate companies. All or substantially all of the equity securities held by the iShares® U.S. Real Estate ETF are issued by companies that invest in real estate, which we refer to as real estate companies, such as real estate investment trusts (“REITs”) or real estate holding companies. As a result, the value of the iShares® U.S. Real Estate ETF may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these companies than a different investment linked to a more broadly diversified group of issuers. The iShares® U.S. Real Estate ETF invests in real estate companies, which expose investors to the risks of owning real estate directly, as well as to risks that relate specifically to the way in which real estate companies are organized and operated. Real estate is highly sensitive to general and local economic conditions and developments and is characterized by intense competition and periodic overbuilding. Many real estate companies, including REITs, utilize leverage (and some may be highly leveraged), which increases investment risk and the risk normally associated with debt financing, and could potentially magnify the iShares® U.S. Real Estate ETF’s losses. The U.S. residential and commercial real estate markets may, in the future, experience and have, in the past, experienced a decline in value, with certain regions experiencing significant losses in property values. Exposure to such real estate may adversely affect the iShares® U.S. Real Estate ETF’s performance. Specific risks relevant to investment in real estate companies include:

o	Concentration Risk. Real estate companies may own a limited number of properties and concentrate their investments in a particular geographic region, industry or property type. Economic downturns affecting a particular region, industry or property type may lead to a high volume of defaults within a short period.

o	Equity REITs Risk. Certain REITs may make direct investments in real estate. These REITs are often referred to as “Equity REITs.” Equity REITs invest primarily in real properties and may earn rental income from leasing those properties. Equity REITs may also realize gains or losses from the sale of properties. Equity REITs will be affected by conditions in the real estate rental market and by changes in the value of the properties they own. A decline in rental income may occur because of extended vacancies, limitations on rents, the failure to collect rents, increased competition from other properties or poor management. Equity REITs also can be affected by rising interest rates. Rising interest rates may cause investors to demand a high annual yield from future distributions that, in turn, could decrease the market prices for such REITs and for the properties held by such REITs. In addition, rising interest rates also increase the costs of obtaining financing for real estate projects. Because many real estate projects are dependent upon receiving financing, this could cause the value of the Equity REITs in which the iShares® U.S. Real Estate ETF invests to decline.

o	Interest Rate Risk. Rising interest rates could result in higher costs of capital for real estate companies, which could negatively affect a real estate company’s ability to meet its payment obligations. Declining interest rates could result in increased prepayment on loans and require redeployment of capital in less desirable investments.

o	Leverage Risk. Real estate companies may use leverage (and some may be highly leveraged), which increases investment risk and the risks normally associated with debt financing and could adversely affect a real estate company’s operations and market value in periods of rising interest rates. Financial covenants related to a real estate company’s leveraging may affect the ability of the real estate company to operate effectively. In addition, investments may be subject to defaults by borrowers and tenants. Leveraging may also increase repayment risk.

o	Liquidity Risk. Investing in real estate companies may involve risks similar to those associated with investing in small-capitalization companies. Real estate company securities may be volatile. There may be less trading in real estate company shares, which means that purchase and sale transactions in those shares could have a magnified impact on share price, resulting in abrupt or erratic price fluctuations. In addition, real estate is relatively illiquid and, therefore, a real estate company may have a limited ability to vary or liquidate its investments in properties in response to changes in economic or other conditions.

o	Loan Foreclosure Risk. Real estate companies may foreclose on loans that the real estate company originated and acquired. Foreclosure may generate negative publicity for the underlying property that affects its market value. In addition to length and expense, foreclosure proceedings may not fully uphold the validity of all of the terms of the applicable loan.

o	Operational Risk. Real estate companies are dependent upon management skills and may have limited financial resources. Real estate companies are generally not diversified and may be subject to heavy cash flow dependency, default by borrowers and self-liquidation. In addition, transactions between real estate companies and their affiliates may be subject to conflicts of interest, which may adversely affect a real estate company’s shareholders. A real estate company may also have joint ventures in certain of its properties and, consequently, its ability to control decisions relating to such properties may be limited.

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o	Property Risk. Real estate companies may be subject to risks relating to functional obsolescence or reduced desirability of properties; extended vacancies due to economic conditions and tenant bankruptcies; catastrophic events such as earthquakes, hurricanes, tornadoes and terrorist acts; eminent domain seizures; and casualty or condemnation losses. Real estate income and values also may be greatly affected by demographic trends, such as population shifts, changing tastes and values, increasing vacancies or declining rents resulting from legal, cultural, technological, global or local economic developments.

o	Regulatory Risk. Real estate income and values may be adversely affected by applicable domestic and foreign laws (including tax laws). Government actions, such as tax increases, zoning law changes or environmental regulations also may have a major impact on real estate.

o	Repayment Risk. The prices of real estate company securities may drop because of the failure of borrowers to repay their loans, poor management, or the inability to obtain financing either on favorable terms or at all. If the properties do not generate sufficient income to meet operating expenses, including, where applicable, debt service, ground lease payments, tenant improvements, third-party leasing commissions and other capital expenditures, the income and ability of the real estate companies to make payments of interest and principal on their loans will be adversely affected.

o	U.S. Tax Risk. Certain U.S. real estate companies are subject to special U.S. federal tax requirements. A REIT that fails to comply with such tax requirements may be subject to U.S. federal income taxation, which may affect the value of the REIT and the characterization of the REIT’s distributions. The U.S. federal tax requirement that a REIT distributes substantially all of its net income to its shareholders may result in the REIT having insufficient capital for future expenditures. A REIT that successfully maintains its qualification may still become subject to U.S. federal, state and local taxes, including excise, penalty, franchise, payroll, mortgage recording, and transfer taxes, both directly and indirectly through its subsidiaries.

These factors could affect real estate companies and could affect the value of the equity securities held by the iShares® U.S. Real Estate ETF and the price of the iShares® U.S. Real Estate ETF during the term of the securities, which may adversely affect the value of your securities.

▪	The iShares® U.S. Aerospace & Defense ETF is subject to risks associated with the aerospace and defense industry. The stocks held by the iShares® U.S. Aerospace & Defense ETF are generally concentrated in the aerospace and defense industry, which means the underlying ETF is more likely to be more adversely affected by any negative performance of the aerospace and defense industry than an underlying ETF that includes more diversified stocks across a number of sectors. The aerospace and defense industry can be significantly affected by government regulation and spending policies because companies involved in this industry rely, to a significant extent, on government demand for their products and services. The financial condition of these companies is heavily influenced by government defense spending, which may be reduced in efforts to control government budgets. The aerospace industry in particular has recently been affected by adverse economic conditions and consolidation within the industry.

▪	The iShares® U.S. Aerospace & Defense ETF may be disproportionately affected by the performance of a small number of stocks. Although the iShares® U.S. Aerospace & Defense ETF held 35 stocks as of August 30, 2024, approximately 44.03% of the underlier was invested in just three stocks – GE Aerospace, RTX Corporation and The Boeing Company. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the iShares® U.S. Aerospace & Defense ETF even if none of the other stocks held by the iShares® U.S. Aerospace & Defense ETF are affected by such events. Because of the weighting of the holdings of the iShares® U.S. Aerospace & Defense ETF, the amount you receive at maturity could be less than the payment at maturity you would have received if you had invested in a hypothetical alternative investment linked to an underlying ETF that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such underlying ETF.

▪	Our offering of the securities is not a recommendation of the basket components. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket components is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the basket components or in instruments related to the basket components, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components. These and other activities of our affiliates may affect the closing values of the basket components in a way that negatively affects the value of and your return on the securities.

▪	The closing values of the basket components may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions in the basket components or in financial instruments related to the basket components and may adjust such positions during the term of the securities. Our affiliates also take positions in the basket components or in financial instruments related to the basket components on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the basket components in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could

PS-16

Citigroup Global Markets Holdings Inc.

involve or affect the basket components in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates may acquire non-public information, which will not be disclosed to you.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events and other events with respect to the basket components, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Notes—Risk Factors Relating to All Notes—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the notes” in the accompanying product supplement.

▪	For any underlying ETF, even if the ETF pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid by a basket component that is an underlying ETF unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing value of the ETF on the date of declaration of the dividend. Any dividend will reduce the closing value of the ETF by the amount of the dividend per share. If a basket component that is an underlying ETF pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Notes—Certain Additional Terms for Notes Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	For any underlying ETF, the securities will not be adjusted for all events that may have a dilutive effect on or otherwise adversely affect the closing value of the ETF. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional underlying share issuances. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares of the ETF would not.

▪	For any underlying ETF, the securities may become linked to an ETF other than the original ETF upon the occurrence of a reorganization event or upon the delisting of the underlying shares of the ETF. For example, if the ETF enters into a merger agreement that provides for holders of its underlying shares to receive shares of another entity and such shares are marketable securities, the closing value of the ETF following consummation of the merger will be based on the value of such other shares. Additionally, if the underlying shares of the ETF are delisted, the calculation agent may select a successor underlying ETF. See “Description of the Notes—Certain Additional Terms for Notes Linked to an Underlying Company or an Underlying ETF” in the accompanying product supplement.

▪	For any underlying ETF, the value and performance of the underlying shares of the ETF may not completely track the performance of the underlying index that the ETF seeks to track or the net asset value per share of the ETF. In the case of a basket component that is an underlying ETF, the ETF does not fully replicate the underlying index that it seeks to track and may hold securities different from those included in its underlying index. In addition, the performance of the ETF will reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of the ETF and its underlying index. In addition, corporate actions with respect to the securities held by the ETF (such as mergers and spin-offs) may impact the variance between the performance of the ETF and its underlying index. Finally, because the underlying shares of the ETF are traded on an exchange and are subject to market supply and investor demand, the closing value of the ETF may differ from the net asset value per share of the ETF.

During periods of market volatility, securities included in the ETF’s underlying index may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the ETF and the liquidity of the ETF may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the ETF. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell the underlying shares of the ETF. As a result, under these circumstances, the closing value of the ETF may vary substantially from the net asset value per share of the ETF. For all of the foregoing reasons, the performance of an underlying ETF may not correlate with the performance of its underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities and/or reduce your return on the securities.

▪	Changes that affect the basket components may affect the value of your securities. The sponsors of the basket components may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the basket components. We are not affiliated with the sponsor of any basket component and, accordingly, we have no control over any changes such sponsor may make. Such changes could adversely affect the performance of the basket components and the value of and your return on the securities.

PS-17

Citigroup Global Markets Holdings Inc.

Hypothetical Historical Information About the Baskets

Because the baskets exist solely for purposes of the securities, historical information on the performance of the baskets does not exist for dates prior to the pricing date. The graphs below set forth the hypothetical historical daily value of each basket for the period from June 19, 2018 to October 28, 2024, assuming that the baskets were created on June 19, 2018 with initial basket values of 100 on that date. The hypothetical historical performance of the baskets is based on the actual closing values of the basket components on the applicable dates. We obtained these closing values from Bloomberg L.P., without independent verification. Any historical trend in the levels of the baskets during the period shown below is not an indication of the performance of the baskets during the term of the securities.

Hypothetical Historical Performance of Basket A June 19, 2018 to October 28, 2024

Hypothetical Historical Performance of Basket B June 19, 2018 to October 28, 2024

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Citigroup Global Markets Holdings Inc.

Information About the Basket Components

The Communication Services Select Sector SPDR® Fund

The Communication Services Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Communication Services Select Sector Index. The Communication Services Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® communication services sector of the S&P 500® Index, which currently includes companies in the following industries: diversified telecommunication services; wireless telecommunication services; media; entertainment; and interactive media & services.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the Communication Services Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLC.”

We have derived all information regarding the Communication Services Select Sector SPDR® Fund from publicly available information and have not independently verified any information regarding the Communication Services Select Sector SPDR® Fund. This pricing supplement relates only to the securities and not to the Communication Services Select Sector SPDR® Fund. We make no representation as to the performance of the Communication Services Select Sector SPDR® Fund over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Communication Services Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Communication Services Select Sector SPDR® Fund on October 28, 2024 was $91.43.

The graph below shows the closing value of the Communication Services Select Sector SPDR® Fund for each day such value was available from June 19, 2018 to October 28, 2024. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Communication Services Select Sector SPDR® Fund – Historical Closing Values June 19, 2018 to October 28, 2024

PS-19

Citigroup Global Markets Holdings Inc.

The Consumer Staples Select Sector SPDR® Fund

The Consumer Staples Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the S&P Consumer Staples Select Sector Index. The S&P Consumer Staples Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the consumer staples sector. The S&P Consumer Staples Select Sector Index includes companies in the following industries: (i) food and staples retailing, (ii) beverages, (iii) food products, (iv) tobacco, (v) household products and (vi) personal products.

The Consumer Staples Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of eleven separate investment portfolios, including the Consumer Staples Select Sector SPDR® Fund.

Information provided to or filed with the SEC by The Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the Consumer Staples Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLP.”

We have derived all information regarding the Consumer Staples Select Sector SPDR® Fund from publicly available information and have not independently verified any information regarding the Consumer Staples Select Sector SPDR® Fund. This pricing supplement relates only to the securities and not to the Consumer Staples Select Sector SPDR® Fund. We make no representation as to the performance of the Consumer Staples Select Sector SPDR® Fund over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Consumer Staples Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Consumer Staples Select Sector SPDR® Fund on October 28, 2024 was $81.21.

The graph below shows the closing value of the Consumer Staples Select Sector SPDR® Fund for each day such value was available from January 2, 2014 to October 28, 2024. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Consumer Staples Select Sector SPDR® Fund – Historical Closing Values January 2, 2014 to October 28, 2024

PS-20

Citigroup Global Markets Holdings Inc.

The Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the Energy Select Sector Index. The Energy Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy. The Energy Select Sector Index includes companies in the following two industries: (i) oil, gas and consumable fuels and (ii) energy equipment and services. The Energy Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including the Energy Select Sector SPDR® Fund.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the Energy Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLE.”

We have derived all information regarding the Energy Select Sector SPDR® Fund from publicly available information and have not independently verified any information regarding the Energy Select Sector SPDR® Fund. This pricing supplement relates only to the securities and not to the Energy Select Sector SPDR® Fund. We make no representation as to the performance of the Energy Select Sector SPDR® Fund over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Energy Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Energy Select Sector SPDR® Fund on October 28, 2024 was $89.20.

The graph below shows the closing values of the Energy Select Sector SPDR® Fund for each day such value was available from January 2, 2014 to October 28, 2024. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Energy Select Sector SPDR® Fund – Historical Closing Values January 2, 2014 to October 28, 2024

PS-21

Citigroup Global Markets Holdings Inc.

The Global X U.S. Infrastructure Development ETF

Global X U.S. Infrastructure Development ETF is an exchange traded fund that seeks investment results that, before fees and expenses, correspond generally to the price and yield performance of the Indxx U.S. Infrastructure Development Index. The Indxx U.S. Infrastructure Development Index is designed to track the performance of U.S. listed companies that provide exposure to domestic infrastructure development, including companies involved in construction and engineering, the production of infrastructure raw materials, composites and products, industrial transportation and producers and distributors of heavy construction equipment.

Information provided to or filed with the SEC by pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-151713 and 811-22209, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the Global X U.S. Infrastructure Development ETF trade on the Cboe BZX Exchange under the ticker symbol “PAVE.”

We have derived all information regarding the Global X U.S. Infrastructure Development ETF from publicly available information and have not independently verified any information regarding the Global X U.S. Infrastructure Development ETF. This pricing supplement relates only to the securities and not to the Global X U.S. Infrastructure Development ETF. We make no representation as to the performance of the Global X U.S. Infrastructure Development ETF over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Global X U.S. Infrastructure Development ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Global X U.S. Infrastructure Development ETF on October 28, 2024 was $41.76.

The graph below shows the closing value of the Global X U.S. Infrastructure Development ETF for each day such value was available from March 8, 2017 to October 28, 2024. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Global X U.S. Infrastructure Development ETF – Historical Closing Values March 8, 2017 to October 28, 2024

PS-22

Citigroup Global Markets Holdings Inc.

The Health Care Select Sector SPDR® Fund

The Health Care Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the Health Care Select Sector Index. The Health Care Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the health care sector. The Health Care Select Sector Index includes companies in the following six industries: (i) health care equipment and supplies, (ii) health care providers and services, (iii) health care technology, (iv) biotechnology, (v) pharmaceuticals and (vi) life sciences tools and services.

The Health Care Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including the Health Care Select Sector SPDR® Fund.

Information provided to or filed with the SEC by The Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the Health Care Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLV.”

We have derived all information regarding the Health Care Select Sector SPDR® Fund from publicly available information and have not independently verified any information regarding the Health Care Select Sector SPDR® Fund. This pricing supplement relates only to the securities and not to the Health Care Select Sector SPDR® Fund. We make no representation as to the performance of the Health Care Select Sector SPDR® Fund over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Health Care Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Health Care Select Sector SPDR® Fund on October 28, 2024 was $148.81.

The graph below shows the closing value of the Health Care Select Sector SPDR® Fund for each day such value was available from January 2, 2014 to October 28, 2024. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Health Care Select Sector SPDR® Fund – Historical Closing Values January 2, 2014 to October 28, 2024

PS-23

Citigroup Global Markets Holdings Inc.

The Invesco QQQ Trust℠, Series 1

The Invesco QQQ Trust℠, Series 1 is an exchange-traded fund that seeks to provide investment results that, before expenses, generally correspond to the performance of the Nasdaq-100 Index®. The Nasdaq-100 Index® is a modified market capitalization-weighted index of stocks of the 100 largest non-financial companies listed on the Nasdaq Stock Market based on market capitalization. The Invesco QQQ Trust℠, Series 1 is a registered investment company.

Information provided to or filed with the SEC by the Invesco QQQ Trust℠, Series 1 pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-61001 and 811-08947, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the Invesco QQQ Trust℠, Series 1 trade on the Nasdaq Global Market under the ticker symbol “QQQ.”

We have derived all information regarding the Invesco QQQ Trust℠, Series 1 from publicly available information and have not independently verified any information regarding the Invesco QQQ Trust℠, Series 1. This pricing supplement relates only to the securities and not to the Invesco QQQ Trust℠, Series 1. We make no representation as to the performance of the Invesco QQQ Trust℠, Series 1 over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Invesco QQQ Trust℠, Series 1 is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Invesco QQQ Trust℠, Series 1 on October 28, 2024 was $495.40.

The graph below shows the closing value of the Invesco QQQ Trust℠, Series 1 for each day such value was available from January 2, 2014 to October 28, 2024. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Invesco QQQ Trust℠, Series 1 – Historical Closing Values January 2, 2014 to October 28, 2024

PS-24

Citigroup Global Markets Holdings Inc.

The iShares® 20+ Year Treasury Bond ETF

The iShares® 20+ Year Treasury Bond ETF is an exchange-traded fund of iShares® Trust, a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of U.S. Treasury bonds with remaining maturities greater than twenty years, which is currently the ICE U.S. Treasury 20+ Year Bond Index. The ICE U.S. Treasury 20+ Year Bond Index measures the performance of the U.S. dollar-denominated, fixed-rate U.S. Treasury market that have a remaining maturity greater than or equal to twenty years. The iShares® 20+ Year Treasury Bond ETF is an investment portfolio of iShares® Trust and is maintained and managed by iShares® Trust and BlackRock Fund Advisors.

Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the iShares® 20+ Year Treasury Bond ETF trade on the Nasdaq Stock Market under the ticker symbol “TLT.”

We have derived all information regarding the iShares® 20+ Year Treasury Bond ETF from publicly available information and have not independently verified any information regarding the iShares® 20+ Year Treasury Bond ETF. This pricing supplement relates only to the securities and not to the iShares® 20+ Year Treasury Bond ETF. We make no representation as to the performance of the iShares® 20+ Year Treasury Bond ETF over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the iShares® 20+ Year Treasury Bond ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the iShares® 20+ Year Treasury Bond ETF on October 28, 2024 was $91.89.

The graph below shows the closing value of the iShares® 20+ Year Treasury Bond ETF for each day such value was available from February 2, 2016 to October 28, 2024. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

iShares® 20+ Year Treasury Bond ETF – Historical Closing Values February 2, 2016 to October 28, 2024

PS-25

Citigroup Global Markets Holdings Inc.

The iShares® Global Clean Energy ETF

The iShares® Global Clean Energy ETF is an exchange-traded fund of iShares® Trust, a registered investment company, that seeks to track the investment results, before fees and expenses, of the S&P Global Clean Energy Index™. The S&P Global Clean Energy Index™ is a modified market capitalization-weighted index that is designed to measure the performance of 30 of the largest companies in global clean energy related businesses from both developed and emerging markets.

Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the iShares® Global Clean Energy ETF trade on the Nasdaq Stock Market under the ticker symbol “ICLN.”

We have derived all information regarding the iShares® Global Clean Energy ETF from publicly available information and have not independently verified any information regarding the iShares® Global Clean Energy ETF. This pricing supplement relates only to the securities and not to the iShares® Global Clean Energy ETF. We make no representation as to the performance of the iShares® Global Clean Energy ETF over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the iShares® Global Clean Energy ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the iShares® Global Clean Energy ETF on October 28, 2024 was $13.29.

The graph below shows the closing value of the iShares® Global Clean Energy ETF for each day such value was available from January 2, 2014 to October 28, 2024. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

iShares® Global Clean Energy ETF – Historical Closing Values January 2, 2014 to October 28, 2024

PS-26

Citigroup Global Markets Holdings Inc.

The iShares® U.S. Real Estate ETF

The iShares® U.S. Real Estate ETF is an exchange-traded fund of iShares® Trust, a registered investment company, that seeks to track the investment results, before fees and expenses, of the Dow Jones U.S. Real Estate Capped Index. The Dow Jones U.S. Real Estate Capped Index is a modified market capitalization-weighted index that is designed to track the performance of real estate investment trusts (REITs) and other companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies, with a cap applied to ensure diversification among constituents.

Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the iShares® U.S. Real Estate ETF trade on the NYSE Arca under the ticker symbol “IYR.”

We have derived all information regarding the iShares® U.S. Real Estate ETF from publicly available information and have not independently verified any information regarding the iShares® U.S. Real Estate ETF. This pricing supplement relates only to the securities and not to the iShares® U.S. Real Estate ETF. We make no representation as to the performance of the iShares® U.S. Real Estate ETF over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the iShares® U.S. Real Estate ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the iShares® U.S. Real Estate ETF on October 28, 2024 was $100.46.

The graph below shows the closing value of the iShares® U.S. Real Estate ETF for each day such value was available from January 2, 2014 to October 28, 2024. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

iShares® U.S. Real Estate ETF – Historical Closing Values January 2, 2014 to October 28, 2024

PS-27

Citigroup Global Markets Holdings Inc.

The iShares® U.S. Aerospace & Defense ETF

iShares U.S. Aerospace & Defense ETF is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones U.S. Select Aerospace & Defense Index. The Dow Jones U.S. Select Aerospace & Defense Index measures the performance of the aerospace and defense sector of the U.S. equity market.

Information provided to or filed with the SEC by pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the iShares® U.S. Aerospace & Defense ETF trade on the Cboe BZX Exchange under the ticker symbol “ITA.”

We have derived all information regarding the iShares® U.S. Aerospace & Defense ETF from publicly available information and have not independently verified any information regarding the iShares® U.S. Aerospace & Defense ETF. This pricing supplement relates only to the securities and not to the iShares® U.S. Aerospace & Defense ETF. We make no representation as to the performance of the iShares® U.S. Aerospace & Defense ETF over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the iShares® U.S. Aerospace & Defense ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the iShares® U.S. Aerospace & Defense ETF on October 28, 2024 was $148.70.

The graph below shows the closing value of the iShares® U.S. Aerospace & Defense ETF for each day such value was available from January 2, 2014 to October 28, 2024. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

iShares® U.S. Aerospace & Defense ETF – Historical Closing Values January 2, 2014 to October 28, 2024

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Citigroup Global Markets Holdings Inc.

United States Federal Tax Considerations

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, the securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying product supplement called “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Notes Treated as Contingent Payment Debt Instruments,” and the remaining discussion is based on this treatment.

If you are a U.S. Holder (as defined in the accompanying product supplement), you will be required to recognize interest income during the term of the securities at the “comparable yield,” which generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the securities, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the securities. We are required to construct a “projected payment schedule” in respect of the securities representing a payment the amount and timing of which would produce a yield to maturity on the securities equal to the comparable yield. Assuming you hold the securities until their maturity, the amount of interest you include in income based on the comparable yield in the taxable year in which the securities mature will be adjusted upward or downward to reflect the difference, if any, between the actual and projected payment on the securities at maturity as determined under the projected payment schedule.

Upon the sale, exchange or retirement of the securities prior to maturity, you generally will recognize gain or loss equal to the difference between the proceeds received and your adjusted tax basis in the securities. Your adjusted tax basis will equal your purchase price for the securities, increased by interest previously included in income on the securities. Any gain generally will be treated as ordinary income, and any loss generally will be treated as ordinary loss to the extent of prior interest inclusions on the security and as capital loss thereafter.

We have determined that the comparable yield for a security is a rate of %, compounded semi-annually, and that the projected payment schedule with respect to a security consists of a single payment of $ at maturity.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount that we will pay on the securities.

Non-U.S. Holders. Subject to the discussions below regarding Section 871(m) and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “—FATCA” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, under current law you generally will not be subject to U.S. federal withholding or income tax in respect of any payment on or any amount received on the sale, exchange or retirement of the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements. See “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement for a more detailed discussion of the rules applicable to Non-U.S. Holders of the securities.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents Under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”) or indices that include Underlying Securities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an Internal Revenue Service (“IRS”) notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any Underlying Security and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding under Section 871(m) based on the circumstances as of that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Citigroup Global Markets Holdings Inc.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will not receive any underwriting fee for any securities sold in the offering.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

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